CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") is made this 14th day of April, 1998, by and between J. MORGAN DAVIS (the "Consultant"); and CENIT BANCORP, INC., a Delaware corporation (the "Company"), CENIT BANK, FSB, a federal savings bank (the "Savings Bank"), and CENIT BANK, a Virginia state chartered commercial bank (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Consultant has heretofore served as a Director of and as President and Chief Executive Officer of the Bank, and as a Director of the Company, which is the sole stockholder of the Bank; and

     WHEREAS, in such capacities the Consultant has become familiar with all aspects of and information about (i) the business strategy and business plans of the Bank, the Company, and the Savings Bank, the other wholly owned subsidiary of the Company (the Bank, the Company, and the Savings Bank being sometimes hereinafter referred to together as "CENIT"), (ii) the borrowers, depositors, and other customers of CENIT, (iii) the marketing, loan pricing, and deposit rate strategies of CENIT, and (iv) other similar confidential and proprietary information concerning the business and affairs of CENIT (all such confidential and proprietary information about the business and affairs of CENIT being referred to herein as the "CENIT Confidential Information"); and

     WHEREAS, by mutual agreement among the Consultant, the Bank, and the Company, the Consultant has decided to resign as a director and officer of the Bank and the Company and any subsidiaries of the Bank and the Company, and CENIT has decided to retain the services of the Consultant as a consultant to CENIT on and subject to terms and conditions set forth herein; and

     WHEREAS, in consideration of the provision of such consulting services and the release of all claims by the Consultant pursuant to a separate agreement (the "Release"), of even date herewith, all as set forth herein, CENIT has agreed to pay the Consultant the compensation described below.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the compensation to be paid to the Consultant hereunder, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Consultant and CENIT hereby agree as follows:

1. Resignation as Director and Officer. Effective as of the date of this Agreement, the Consultant has resigned as a director and officer of the Bank, as a director of the Company, and as a director and officer of any subsidiaries of either the Bank or the Company, and any ventures in which either the Bank or the Company or any of their respective subsidiaries are involved. The Consultant has submitted letters of resignation, in the form attached hereto as EXHIBIT A-1 and

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     EXHIBIT A-2, to the Board of Directors of the Bank and the Company, and the
     Consultant   hereby   agrees  to  execute  such   additional   instruments,
     agreements, documents, and certificates as either the Bank or the Company may reasonably request in connection with such resignations by the Consultant.

2. Termination of Employment Agreement. The Consultant and the Bank are parties to that certain Employment Agreement (the "Employment Agreement") dated as of January 30, 1995. The Consultant and the Bank mutually agree that the Employment Agreement is hereby terminated in all respects, effective as of the date hereof, and that the respective rights, duties, and obligations of the Consultant and CENIT shall be as set forth in this Agreement, the exhibits hereto, the Release, and a separate agreement (the "Non-Competition and Non-Disclosure Agreement"), of even date herewith. In connection with the termination of the Employment Agreement, the Consultant has returned to CENIT all keys to corporate offices, all corporate security codes, all corporate access devices, if any, all corporate credit cards, if any, and all corporate equipment documents, reports, minutes, files, computer records, and correspondence (including all copies thereof). The Consultant agrees to execute all such instruments, agreements, and documents as the Bank may reasonably request in connection with the termination of the Consultant's position with the Bank under the Employment Agreement. The Bank acknowledges and agrees that, for the limited purposes contemplated by this Agreement, the Consultant shall remain an employee of the Bank at the current level of base compensation and with the same benefits as presently in effect through May 1, 1998, and the Bank shall pay such compensation and provide such benefits to the Consultant through such date in accordance with the Bank's standard policies. The Consultant acknowledges and agrees that effective May 2, 1998, the Consultant will no longer be an employee of or employed by the Bank. The Bank further acknowledges and agrees that the Consultant shall have the right after May 1, 1998, as provided under COBRA, to purchase health insurance coverage, at the Consultant's cost and expense, under the Bank's health insurance plan as in effect from time to time.

3. Term. Unless earlier terminated pursuant to the provisions set forth in this Agreement, the term of this Agreement shall be twenty-five (25) months commencing as of the date of this Agreement and ending May 1, 2000. This Agreement shall not be subject to extension or renewal unless mutually agreed by the Consultant and the Bank by the execution of a written amendment hereto.

4.   Duties of the Consultant.

     A. At the request of retail account or consumer lending officers or commercial or real estate lending officers of the Bank, the Consultant shall meet with existing and prospective customers of CENIT, together with one or more of the Bank's retail account or consumer lending officers or commercial or real estate lending officers, in order to encourage existing and prospective customers to continue to do or to commence doing business with CENIT and to refer other prospective customers to CENIT. The Consultant will not, either directly or indirectly, discourage, or attempt to discourage, any existing or prospective customer of CENIT from doing business with

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          CENIT  or  encourage,  or  attempt  to  encourage,   any  existing  or
          prospective customer of CENIT to obtain financial services from any competitor of CENIT. The Consultant shall, at all times, use his best efforts to present a positive image for CENIT and to encourage all existing and prospective customers to continue to do business with CENIT and to expand the range of financial services that such customers procure from CENIT.

     B. The Consultant shall have no authority to enter into binding agreements or commitments on behalf of CENIT and shall not represent to any existing or prospective customer of CENIT that the Consultant has any such authority. The Consultant shall refer any questions concerning the willingness of CENIT to enter into a binding agreement or commitment with any existing or prospective customer of CENIT to senior management of CENIT.

     C. Without in any way limiting or qualifying the duties and obligations of the Consultant under the Non-Competition and Non-Disclosure Agreement, the Consultant shall not initiate or participate, either directly or indirectly, in any communications of any kind with any financial analyst, underwriter, investment advisor, broker, investor, shareholder or any other person concerning the financial condition or performance of the Company, any actual or proposed shareholder proposals or resolutions (whether binding or non-binding) or any mergers or acquisitions plans or activities of the Company nor shall the Consultant disclose any information about any such plans or activities or speculate about the intentions of the Company in this regard with any such person. In the event that the Consultant receives any inquiries or other communications from any financial analyst, underwriter, investment advisor, broker, investor, shareholder or any other person concerning the financial condition or performance of the Company, any actual or proposed shareholder proposals or resolutions, or any mergers or acquisitions plans or activities of the Company, the Consultant shall immediately refer such person to the President and Chief Executive Officer of the Company and shall inform the President and Chief Executive Officer of the Company of each such inquiry or other communication so received.

     D. The Consultant shall support management of CENIT and shall not make any statements, whether public or private, or whether direct or indirect, that are in any way critical or disparaging of the business and affairs of CENIT. Without limiting the generality of the foregoing, the Consultant shall support and vote, or cause to be voted, all shares of common stock of the Company, whether now owned or hereafter acquired, and whether owned directly or beneficially, by the Consultant (the "Consultant's Shares") in favor of all matters supported by the Board of Directors of the Company and with respect to which the Board of Directors of the Company recommends that the shareholders of the Company vote in favor. The Consultant acknowledges and agrees that such matters shall include any proxy contests in which the Company may become engaged including, without limitation, the proxy contest in which the Company is presently involved, any shareholder proposals or resolutions, any mergers or acquisition transactions involving other community financial institutions in the Company's market area, and any strategic alliances that the Company may decide to pursue. Not less than ten (10) days before the date of the annual meeting of shareholders of the Company and any other date set for a vote of the shareholders at any regular

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          or special meeting of the shareholders of the Company,  the Consultant shall deliver to the Company his completed, properly executed proxy voting the Consultant's Shares in favor of all matters supported by the Board of Directors of the Company and with respect to which the Board of Directors recommends that the shareholders vote in favor. The Consultant further agrees to take all appropriate action necessary to cause any shares held by the Company's employee stock ownership plan (the "CENIT ESOP") for the benefit of the Consultant to be voted in favor of all matters supported by the Board of Directors of the Company and with respect to which the Board of Directors recommends that the shareholders vote in favor. For purposes of this Agreement, the Consultant's Shares shall include all such shares in the CENIT ESOP held for the benefit of the Consultant. In providing such support of management and all matters supported by the Board of Directors, however, the Consultant shall not be required to participate directly in proxy solicitation efforts of the Company, although the Consultant
          agrees  to  refer  any  financial  analyst,  underwriter,   investment
          advisor, broker, investor, shareholder or any other person requesting information about any matter coming before the shareholders for a vote to the President and Chief Executive Officer of the Company.

     E. In order to secure the performance of the obligation of the Consultant to vote the Consultant's Shares in favor of any matter with respect to which the Board of Directors of the Company recommends that the shareholders of the Company vote in favor, the Consultant shall execute an irrevocable proxy and power of attorney, in the form attached to this Agreement as EXHIBIT B, naming the Company, acting though its President and Chief Executive Officer, and its Senior Vice President and Chief Financial Officer, as the Consultant's proxy and attorney in fact, with full power of substitution, to vote the Consultant's Shares in favor of all matters for which the Board of Directors of the Company recommends that the shareholders of the Company vote in favor. The Consultant affirmatively acknowledges and agrees that such proxy shall be irrevocable and the power granted thereby shall be deemed to be coupled with an interest for as long as this Agreement remains in effect or the Consultant has any duties or obligations to the Bank.

5.       Compensation.

     A. In consideration of the consulting services to be provided by the Consultant pursuant to the provisions of this Agreement, the Bank shall pay to the Consultant during the term of this Agreement, effective May 2, 1998, if the Consultant is not then in default under this Agreement, compensation equal to $1,000 per month. All such payments shall be payable in monthly, semimonthly or bi-weekly installments in conformity with the Bank's personnel policy relating to salaried employees and with all appropriate federal, state, and local withholding and other deductions in accordance with such policies. In the event of the death of the Consultant during the term of this Agreement, and if the Consultant is not then in default under this Agreement, the Bank shall continue to pay such amount to the executor, administrator or legal representative of the Consultant for the benefit of the Consultant's estate for a period of six (6) months following the date of death. The Consultant acknowledges and agrees that the payment by the Bank of the amount of $1,000 per month to the Consultant shall be the total compensation payable by the Bank for the

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          consulting  services to be provided  under this Agreement and that the
          Bank  shall  have  no  duty  or   obligation   to  provide  any  other
          compensation or benefits of any kind to the Consultant.

     B. In addition to the compensation payable by the Bank to the Consultant under Paragraph 5.A. above, the Bank shall also transfer, or cause to be transferred, to the Consultant the title to the automobile most recently used by the Consultant in connection with the Bank's business. From and after the date of this Agreement, the Consultant shall be responsible for all costs and expenses incurred by the Consultant in connection with the ownership, operation, and maintenance of this automobile.

     C. In connection with consulting services provided by the Consultant to the Bank at the request of the Bank, if the Consultant is asked to incur any expenses in connection with the provision of such consulting services, the Bank will reimburse the Consultant for reasonable costs and expenses directly incurred by the Consultant in providing any such consulting services.

     D. The Consultant shall continue to be entitled to exercise any stock options for the purchase of shares of common stock of the Company heretofore granted to the Consultant in accordance with the terms and conditions of the grant pursuant to which such stock options were made and the terms and conditions of the CENIT Stock Option Plan (the "Option Plan"). The Consultant acknowledges and agrees that the Consultant shall not be entitled to the award of any additional stock options under the Option Plan or shares under the CENIT Management Recognition Plan and Trust (the "MRP") and that the Consultant must exercise any existing exercisable stock options held by the Consultant before August 1, 1998, in accordance with the provisions of the Option Plan. The shares of restricted stock previously awarded to the Consultant under the MRP shall be forfeited to the Company upon the date of execution of this Agreement because such shares are not fully vested in the Consultant in accordance with the provisions of the award of such shares and the MRP.

     E. In the event of the default by the Consultant and the termination of this Agreement as a consequence of such default, the termination shall be treated as a termination "for cause" for purposes of the Option Plan, and the right of the Consultant to exercise any stock options held by the Consultant and not theretofore exercised shall be extinguished. After the Consultant's service to CENIT is terminated under this Agreement, the Consultant shall be entitled to distributions of the benefits to which he is entitled under the CENIT ESOP and the CENIT 401(k) Plan, which distributions shall be made in accordance with and subject to the terms of these plans.

     F. The compensation to be paid to the Consultant under this Agreement is the exclusive compensation to be paid by the Bank for the consulting services, and all rights to compensation, benefits, stock options, and restricted stock, whether current or deferred, payable to the Consultant under or in connection with the Employment Agreement are hereby extinguished.

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     G.   The  compensation to be paid to the Consultant under this Agreement is expressly conditioned upon the full and faithful performance by the Consultant of each of the duties and obligations of the Consultant under this Agreement.

     H. The Company and the Bank may withhold from any compensation and benefits payable under this Agreement all federal and state or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     I. Notwithstanding the other provisions of this Paragraph 5, at any time after April 1, 1999, the Consultant shall be entitled to terminate the right to receive compensation under this Paragraph 5 and in consideration thereof shall be released from the obligation not to compete with CENIT under the Non-Competition and Non-Disclosure Agreement but not from the obligation not to disclose CENIT Confidential Information under the Non-Competition and Non-Disclosure Agreement. The Consultant may exercise this right by delivering written notice to CENIT at least thirty (30) days in advance of the date on which the Consultant desires to terminate such right to receive compensation.

6. Publicity. The Consultant and CENIT shall maintain in confidence the provisions of this Agreement and shall not disclose the terms of this Agreement to any other person except as provided in this paragraph. The Consultant agrees that CENIT may disclose the terms of this Agreement and/or the termination of the Employment Agreement to the extent that disclosure is required by or deemed to be appropriate under applicable federal or state banking or securities laws and regulations or in any litigation to which CENIT may become a party and in which disclosure of the terms of this Agreement is compelled. The Consultant and CENIT shall mutually agree upon a statement to be released to the public concerning the Consultant's resignation of his positions as a director and an officer of the Bank and the Company and shall otherwise withhold comment on the circumstances surrounding such resignation. The Consultant agrees that the limitations imposed on CENIT by this paragraph shall become null and void in the event of the termination of this Agreement following a breach of the terms hereof by the Consultant.

7. Termination. CENIT shall be entitled to terminate this Agreement, in the event of any breach or violation by the Consultant of either the terms of this Agreement or the terms of the Non-Competition and Non-Disclosure Agreement or in the event of any act or omission prior to or during the term of this Agreement that would have permitted the Bank to terminate the Employment Agreement for cause as provided therein. Before terminating this Agreement, CENIT shall give the Consultant written notice of any breach or violation of the Consultant's obligation to perform the consulting services and the opportunity for a period of three (3) days to cure or remedy such breach or violation to CENIT's satisfaction; provided, however, that CENIT shall be under no obligation to give the Consultant such notice and opportunity to cure if such breach or violation is, in CENIT's reasonable judgment, not susceptible of being cured or remedied by the Consultant. In the event of such termination, the obligation of CENIT to pay compensation and other benefits to the Consultant under this Agreement shall terminate, and CENIT thereupon shall be entitled to pursue all legal and

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     equitable  remedies  available to it under this Agreement,  or at law or in equity, and any limitations imposed hereby upon CENIT's rights and remedies shall be immediately terminated. The Consultant's duties and obligations under the Non-Competition and Non-Disclosure Agreement shall survive any such termination of this Agreement.

8. Release. In connection with the execution of this Agreement, the Consultant shall execute and deliver to CENIT a Release of All Claims in the form attached hereto as EXHIBIT C. In accordance with the provisions of the federal Age Discrimination in Employment Act, such release contains a seven day right of rescission for the benefit of the Consultant. This Agreement, and the duties, obligations, and liabilities imposed upon CENIT hereunder, are expressly made conditional upon the expiration of such seven-day rescission period without the rescission of such release by the Consultant. In the event of such rescission by the Consultant, the provisions of this Agreement shall be null and void.

9. Notices. For the purposes of this Agreement, notices or other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered to the party to whom directed or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to such party at such party's address last known by the party giving such notice. Each party shall advise the other parties of the appropriate address to which notices should be sent. Notices of change of address shall be effective only upon receipt. CENIT hereby advises the Consultant that all notices to CENIT should be addressed to CENIT Bancorp, Inc., 225 West Olney Road, Norfolk, Virginia 23510, attention: President.

10. Modification - Waivers - Applicable Law. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Consultant and on behalf of CENIT by such officers as may be specifically designated by the Board of Directors of the Company. No waiver of any breach, condition or provision of this Agreement by any party hereto at any time shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

11. Invalidity - Enforceability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not
     invalidate   or  render   unenforceable   such   provision   in  any  other
     jurisdiction.

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12.  Successor  Rights.  This  Agreement  shall  inure to the  benefit of and be
     enforceable  by  the  Consultant's   personal  or  legal   representatives,
     executors, administrators, successors, heirs, distributees, devisees and legatees, and shall be binding upon and inure to the benefit of the Company, the Savings Bank, and the Bank and any successors thereto and any present and future affiliates and subsidiaries thereof. If the Consultant should die while any amounts would still be payable to the Consultant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Consultant's legatee or other designee or, if there is no such designee, to the Consultant's estate.

13. Compliance with Federal Statutes and Regulations. If the Consultant is suspended and/or temporarily prohibited from participating in the conduct of the affairs of CENIT by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and
     (g)(1)), CENIT's obligations to the Consultant under this Agreement shall be suspended as of the date of service of any such notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CENIT may in its discretion (i) pay the Consultant all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     A. If the Consultant is removed and/or permanently prohibited from participating in the conduct of CENIT's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)), all obligations of CENIT under this Agreement pertaining to CENIT shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

     B. If either the Bank or the Savings Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act 12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto shall not be affected.

     C. All obligations of CENIT under this Agreement shall be terminated, except to the extent that it is determined that continuation of the contract is necessary to the continued operation of the Bank (i) by the appropriate federal banking agency, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of either the Bank or the Savings Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the appropriate federal banking agency, at the time such agency approves a supervisory merger to resolve problems related to operation of either the Bank or the Savings Bank or when either the Bank or the Savings Bank is determined by such agency to be in an unsafe or unsound condition; but vested rights of the parties hereto shall not be affected.

14.  Headings.   Descriptive  headings  contained  in  this  Agreement  are  for
     convenience   only  and  shall  not   control  or  affect  the  meaning  or
     construction of any provision hereof.

15. Legal Conflict. In the event of any conflict between any of the provisions of this Agreement and the provisions of any applicable statutes or regulations, as such statutes or regulations are in effect as of the date of this Agreement, the provisions of such statutes or regulations in effect as of the date of this Agreement shall control.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                       CONSULTANT:



                                       _____________________________(SEAL)
                                       J. Morgan Davis



                                       COMPANY:

                                       CENIT BANCORP, INC.



                                       By______________________________
                                             Title:



                                       SAVINGS BANK:

                                       CENIT BANK, FSB



                                       By______________________________
                                             Title:

                                       BANK:

                                       CENIT BANK



                                       By______________________________
                                             Title: